UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 2, 2006 (October 31, 2006)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1. Registrant’s Business and Operations.

Item 1.01. Termination of a Material Definitive Agreement - Cornell Capital Partners, LP.

As of October 31, 2006, U.S. Energy Corp. (the “company”) and Cornell Capital Partners, LP (“Cornell”) terminated the May 5, 2006 Standby Equity Distribution Agreement (the “SEDA”) with Cornell, under which Cornell had committed to provide up to $50 million of equity financing over 36 months. All other agreements related to the SEDA also were terminated. For further information, please see the Form 8-K filed on May 9, 2006.

Cornell will retain the 68,531 restricted shares of the company’s common stock and the three year warrant to purchase 100,000 shares of restricted common stock of the company (at $7.15 per share), and Newbridge Securities Corporation will retain the 1,399 restricted shares of the company’s common stock, all of which securities were issued by the company to Cornell (and to Newbridge) for commitment fees and due diligence fees.

The company will file a registration statement to register the public resale by Cornell of the 68,531 shares and the 100,000 shares underlying the warrant, and the public resale by Newbridge of its 1,399 shares.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

10.  Termination Agreement dated October 31, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: November 2, 2006	By:	/s/Keith G. Larsen
Keith G. Larsen, CEO